Exhibit 99.1

VBI Vaccines Announces Publication of Preclinical and Challenge Study Data of its eVLP Vaccine Candidate Against COVID-19 (VBI-2902)

-	Publication title : “An enveloped virus-like particle vaccine expressing a stabilized prefusion form of the SARS-CoV-2 spike protein elicits potent immunity after a single dose”
-	Publication to be available on pre-print server, bioRxiv, and has been submitted for scientific journal peer-review
-	Initial data from ongoing Phase 1/2 clinical study of VBI-2902 expected by the end of Q2 2021

CAMBRIDGE, Mass. (April 28, 2021) – VBI Vaccines Inc. (Nasdaq: VBIV) (VBI), a biopharmaceutical company driven by immunology in the pursuit of powerful prevention and treatment of disease, today announced that preclinical data of VBI’s enveloped virus-like particle (eVLP) vaccine candidate, VBI-2902, has been submitted for peer-review to a scientific journal and will be available on the online preprint server, bioRxiv. These data demonstrate that VBI’s eVLP vaccine candidate expressing a modified, prefusion form of the SARS-CoV-2 spike protein elicited a highly potent and focused neutralizing antibody response, and conferred protective benefit in Syrian golden hamsters challenged with COVID-19, assessed in terms of clinical disease (loss of body weight) and lung inflammation.

VBI evaluated enveloped virus-like particles (eVLPs) expressing various forms of the SARS-CoV-2 spike protein to identify a COVID-19 vaccine candidate with the potential to be highly efficacious after a single dose. VBI developed a modified prefusion (optimized) form of the SARS-CoV-2 spike protein, VBI-2902, that resulted in strong and durable neutralizing antibody responses compared to the native form of the SARS-CoV-2 spike protein.

Notable results described in the publication, include:

Hamster challenge study:

●	SARS-CoV-2 infection in Syrian golden hamsters resemble features found in humans with moderate COVID-19 infection and is characterized by rapid weight loss
●	Animals in all groups lost 2-4% of body weight 2 days post-infection (2dpi)
●	Animals in the saline control group continued to lose weight until an average of 15% loss at 7dpi, before gradually gaining weight
●	In contrast, none of the hamsters immunized with two doses of VBI-2902 lost any further weight after 2dpi, regaining normal weight by 7dpi, demonstrating robust protection against COVID-19
●	In the single dose regimen, the majority of animals regained body weight after 3dpi instead of 2dpi, suggesting slightly delayed but still significant protection against COVID-19
●	Additionally, at 3dpi, hamsters vaccinated with either one or two doses of VBI-2902 had greatly decreased viral RNA copy numbers in lungs and reduced lung inflammation

Neutralizing antibody (nAb) response in mice:

●	A single injection of VBI-2902 induced nAb responses with PRNT90 end-point titers of 160, more than 3x higher than nAb responses induced with human convalescent sera in the control pool (PRNT90 end-point titers of 50)
●	All nAb responses were greatly enhanced by the second injection
●	Peak nAb levels were sustained and remained undiminished for at least 15 weeks
●	PRNT90 is the most stringent 90% inhibition threshold plaque reduction neutralization test

Antibody and T cell response in mice:

●	A Th2-type response has been suggested to contribute to the “cytokine storm” associated with vaccine-induced severe lung pathologies
●	Compared to a clear Th2-biased profile observed in response to recombinant SARS-CoV-2 spike proteins, when presented by eVLPs, the similar prefusion SARS-CoV-2 construct induced a balanced Th1/Th2 response

“We have previously demonstrated that expression of proteins on the surface of eVLPs dramatically enriches neutralizing activity, the presumed correlate of protection against SARS-CoV-2, relative to recombinant proteins, and these data are further confirmation of the potency of the eVLP platform and our optimized form of the SARS-CoV-2 spike protein,” said David E. Anderson, VBI’s Chief Scientific Officer. “VBI-2902 has the potential to offer substantial benefit in the prevention of COVID-19, including robust immunogenicity at fewer doses without the need for transportation in ultra-cold chains. Based on the strength of this preclinical data, we initiated a Phase 1/2 study in Canada in adults and look forward to sharing initial data by the end of the second quarter of 2021.”

This preclinical research was conducted through VBI’s Ottawa-based research facility in collaboration with the National Research Council of Canada (NRC), and was supported by the Government of Canada’s Innovation, Science and Economic Development (ISED) funding through the Strategic Innovation Fund (SIF).

About Coronaviruses

Coronaviruses are a large family of enveloped viruses that usually cause respiratory illnesses of varying severity, including the common cold and pneumonia. Only seven coronaviruses are known to cause disease in humans, four of which most frequently cause symptoms of the common cold. Three of the seven coronaviruses, however, have more serious outcomes in people: (1) SARS-CoV-2, a novel coronavirus identified as the cause of coronavirus disease 2019 (COVID-19); (2) MERS-CoV, identified in 2012 as the cause of Middle East respiratory syndrome (MERS); and (3) SARS-CoV, identified in 2002 as the cause of an outbreak of severe acute respiratory syndrome (SARS).1,2

About VBI Vaccines Inc.

VBI Vaccines Inc. (“VBI”) is a biopharmaceutical company driven by immunology in the pursuit of powerful prevention and treatment of disease. Through its innovative approach to virus-like particles (“VLPs”), including a proprietary enveloped VLP (“eVLP”) platform technology, VBI develops vaccine candidates that mimic the natural presentation of viruses, designed to elicit the innate power of the human immune system. VBI is committed to targeting and overcoming significant infectious diseases, including hepatitis B, coronaviruses, and cytomegalovirus (CMV), as well as aggressive cancers including glioblastoma (GBM). VBI is headquartered in Cambridge, Massachusetts, with research operations in Ottawa, Canada, and a research and manufacturing site in Rehovot, Israel.

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Cautionary Statement on Forward-looking Information

Certain statements in this press release that are forward-looking and not statements of historical fact are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are forward-looking information within the meaning of Canadian securities laws (collectively, “forward-looking statements”). The Company cautions that such statements involve risks and uncertainties that may materially affect the Company’s results of operations. Such forward-looking statements are based on the beliefs of management as well as assumptions made by and information currently available to management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, the impact of general economic, industry or political conditions in the United States or internationally; the impact of the ongoing COVID-19 pandemic on our clinical studies, manufacturing, business plan, and the global economy; the ability to establish that potential products are efficacious or safe in preclinical or clinical trials; the ability to establish or maintain collaborations on the development of therapeutic candidates; the ability to obtain appropriate or necessary governmental approvals to market potential products; the ability to obtain future funding for developmental products and working capital and to obtain such funding on commercially reasonable terms; the Company’s ability to manufacture product candidates on a commercial scale or in collaborations with third parties; changes in the size and nature of competitors; the ability to retain key executives and scientists; and the ability to secure and enforce legal rights related to the Company’s products. A discussion of these and other factors, including risks and uncertainties with respect to the Company, is set forth in the Company’s filings with the SEC and the Canadian securities authorities, including its Annual Report on Form 10-K filed with the SEC on March 2, 2021, and filed with the Canadian security authorities at sedar.com on March 2, 2021, as may be supplemented or amended by the Company’s Quarterly Reports on Form 10-Q. Given these risks, uncertainties and factors, you are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. All such forward-looking statements made herein are based on our current expectations and we undertake no duty or obligation to update or revise any forward-looking statements for any reason, except as required by law.

References

1.	“Coronavirus.” World Health Organization, https://www.who.int/health-topics/coronavirus.
2.	“Coronaviruses.” National Institute of Allergy and Infectious Diseases, https://www.niaid.nih.gov/diseases-conditions/coronaviruses

VBI Contact
Nicole Anderson
Director, Corporate Communications & IR
Phone: (617) 830-3031 x124
Email: IR@vbivaccines.com